Exhibit 12(b)

I, Elizabeth M. Forget and Peter H. Duffy each certify that to his or her knowledge:

1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Elizabeth M. Forget
Elizabeth M. Forget President and Chief Executive Officer

By:	/s/ Peter H. Duffy
Peter H. Duffy Chief Financial Officer and Treasurer

Date: September 3, 2013